Registration No. 333-141860

As filed with the Securities and Exchange Commission on April 25, 2007.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Acorn International, Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	5900	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12F, Xinyin Building, 888 Yishan Road

Shanghai 200233

People’s Republic of China

(8621) 5151-8888

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kurt J. Berney O’Melveny & Myers LLP 37th & 38th Floors Plaza 66, 1266 Nanjing Road West Shanghai, 200040 People’s Republic of China (8621) 2307-7007	Howard Zhang O’Melveny & Myers LLP Suite 3120, China World Tower I 1 Jian Guo Men Wai Avenue Beijing, 100004 People’s Republic of China (8610) 6505-2612	Alan D. Seem Shearman & Sterling LLP 12th Floor, East Tower, Twin Towers B-12 Jianguomenwai Dajie Beijing, 100022 People’s Republic of China (8610) 5922-8000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Ordinary Share(3)	Amount of Registration Fee(4)
Ordinary Shares, par value $0.01 per ordinary share	26,565,000	$4.83	$3,939.08

(1)	American depositary shares evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby will be registered pursuant to a separate registration statement on Form F-6 filed with the Securities and Exchange Commission on April 17, 2007, 2007 (File No. 333-142177). Each American depositary share represents three ordinary shares.
(2)	Includes (i) ordinary shares initially offered and sold outside the United States in the form of American depositary shares that may be resold from time to time either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public and (ii) ordinary shares represented by 1,155,000 American depositary shares that are issuable upon the exercise of the underwriters’ option to purchase additional shares. The ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend the exhibit index and to file exhibit 1.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, the amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our second amended and restated articles of association, which will be adopted upon the closing of this offering, will provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default.

Under the form of indemnification agreements filed as Exhibit 10.3 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of Underwriting Agreement filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities (including options to acquire our ordinary shares). We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration in U.S. dollars(1)	Underwriting Discount and Commission
James Yujun Hu	December 29, 2004	380,000 ordinary shares	3,800	N/A
	January 6, 2005	1,290,392 ordinary shares	12,904	N/A

D.Y. Capital, Inc.	December 29, 2004	1,500,000 ordinary shares	15,000	N/A
	January 6, 2005	5,093,656 ordinary shares	50,936	N/A

Yue-Teng, Inc.	December 29, 2004	3,400,000 ordinary shares	34,000	N/A
	January 6, 2005	11,545,620 ordinary shares	115,456	N/A
	August 20, 2005	8,042,838 ordinary shares	9,289,478	N/A

The Grand Crossing Trust	December 29, 2004	520,000 ordinary shares	5,200	N/A
	January 6, 2005	2,080,000(2) ordinary shares	20,800	N/A

Tadashi Nakamura	December 29, 2004	300,000	3,000	N/A
	January 6, 2005	1,200,000(3) ordinary shares	12,000	N/A

Acorn Composite Corporation	December 29, 2004	3,900,000 ordinary shares	39,000	N/A
	January 6, 2005	15,600,000(4) ordinary shares	156,000	N/A

SB Asia Investment Fund II L.P.	January 21, 2005	17,709,815 Series A convertible redeemable preferred shares	35,000,000	N/A
	December 28, 2005	2,882,155(5) Series A-1 convertible redeemable preferred shares	8,000,000	N/A

Certain Directors, Officers, Employees and Consultants	March 18, 2005	Options to purchase a total of 6,663,964 ordinary shares	N/A	N/A
	August 20, 2005	Options to purchase a total of 667,117 ordinary shares	N/A	N/A
	September 1, 2005	Options to purchase a total of 371,945 ordinary shares	N/A	N/A
	November 4, 2005	Options to purchase a total of 1,350,000 ordinary shares	N/A	N/A
	May 1, 2006	SARs with respect to 6,420,000 ordinary shares(6)	N/A	N/A
	July 6, 2006	SARs with respect to 370,000 ordinary shares	N/A	N/A
	September 27, 2006	SARs with respect to 2,076,100 ordinary shares	N/A	N/A
	April 3, 2007	SARs with respect to 1,780,000 ordinary shares(7)	N/A	N/A
	April 16, 2007	SARs with respect to 85,000 ordinary shares	N/A	N/A

(1)	Including consideration in the form of a promissory note.
(2)	647,038 of which were later redeemed by us on June 1, 2005.
(3)	373,291 of which were later redeemed by us on June 1, 2005.
(4)	4,852,783 of which were later redeemed by us on June 1, 2005.
(5)	The issuance of the 2,882,155 is as a result of the exercise of warrants granted to SB Asia Investment Fund II L.P.
(6)	1,590,000 of which were later forfeited.
(7)	5,000 of which were cancelled on April 16, 2007.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement

3.1	Memorandum and Articles of Association of Acorn International, Inc.

3.2	Amended and Restated Memorandum and Articles of Association of Acorn International, Inc.

4.1 *	Specimen American Depositary Receipt

4.2 *	Specimen Certificate for Ordinary Shares

4.3 (1)	Form of Deposit Agreement among Acorn International, Inc., Citibank, N.A., and holders and beneficial owners of American Depositary Shares issued thereunder

5.1 *	Opinion of Conyers, Dill & Pearman, Cayman Islands special counsel to the registrant, regarding the validity of the ordinary shares being registered

5.2 *	Opinion of Haiwen & Partners, counsel as to Chinese law to the registrant

5.3 (1)	Opinion of Patterson, Belknap, Webb & Tyler LLP, counsel to the depositary, regarding the validity of the American Depositary Shares and American Depositary Receipts

8.1 *	Form of opinion of O’Melveny & Myers LLP regarding certain U.S. tax matters

8.2 *	Opinion of Conyers, Dill & Pearman regarding certain Cayman Islands tax matters

10.1	2006 Equity Incentive Plan

10.2	Forms of option grant agreements and form of SARs Award Agreement

10.3	Form of Indemnification Agreement with the directors of Acorn International, Inc.

10.4	Form of Employment Agreement of Acorn International, Inc. and Employment Agreement of James Yujun Hu

10.5	Investors’ Rights Agreement among Acorn International, Inc., SB Asia Investment Fund II L.P. and the several ordinary shareholders therein as of March 31, 2006

10.6	Asset Purchase Agreement between Acorn Information Technology (Shanghai) Co., Ltd. and Tianjin BABAKA Technology Development Co., Ltd. dated June 1, 2005

10.7	Equity Transfer Agreement between Shanghai Acorn HJX Digital Technology Co., Ltd. and Acorn Information Technology (Shanghai) Co., Ltd. dated June 30, 2005

10.8	Equity Transfer Agreement between Shanghai Acorn HJX Digital Technology Co., Ltd. and Acorn International Electronic Technology (Shanghai) Co., Ltd. dated June 30, 2005

10.9	Patent Application Right Transfer Agreement between Acorn Information Technology (Shanghai) Co., Ltd. and Tianjin BABAKA Technology Development Co., Ltd. dated August 1, 2005

10.10	Joint Venture Contract between Acorn Information Technology (Shanghai) Co., Ltd. and Shanghai Yimeng Digital Technology Co., Ltd. dated December 9, 2005

10.11	2005 Service Fee Pricing Agreement under the Exclusive Technical Service Agreement between Acorn Information Technology (Shanghai) Co., Ltd. and Shanghai Acorn Network Technology Development Co., Ltd. dated December 31, 2005

10.12	2005 Service Fee Pricing Agreement under the Exclusive Technical Service Agreement between Acorn Information Technology (Shanghai) Co., Ltd. and Beijing Acorn Trade Co., Ltd. dated December 31, 2005

10.13	2005 Service Fee Pricing Agreement under the Exclusive Technical Service Agreement between Acorn Information Technology (Shanghai) Co., Ltd. and Shanghai Acorn Advertising Broadcasting Co., Ltd. dated December 31, 2005

Exhibit Number	Description

10.14	Joint Venture Contract between China DRTV, Inc. and Shanghai Jia Guan Hang Automobile Maintenance Products Co., Ltd. dated February 28, 2006

10.15	Loan Agreement by and among Acorn Information Technology (Shanghai) Co., Ltd., Don Dongjie Yang and David Chenghong He dated March 20, 2006

10.16	Form of Operation and Management by and among Acorn Information Technology (Shanghai) Co., Ltd., Shanghai Acorn Advertising Broadcasting Co. Ltd./Beijing Acorn Trade Co., Ltd./Shanghai Acorn Network Development Technology Co., Ltd., Don Dongjie Yang and David Chenghong He

10.17	Form of Equity Pledge Agreement among Acorn Information Technology (Shanghai) Co., Ltd., Don Dongjie Yang and David Chenghong He

10.18	Form of Exclusive Technical Service Agreement between Shanghai Acorn Advertising Broadcasting Co., Ltd./Beijing Acorn Trade Co., Ltd./Shanghai Acorn Network Development Technology Co., Ltd. and Acorn Information Technology (Shanghai) Co., Ltd.

10.19	Form of Exclusive Purchase Agreement among Acorn Information Technology (Shanghai) Co., Ltd., Don Dongjie Yang, David Chenghong He and Shanghai Acorn Advertising Broadcasting Co., Ltd. /Beijing Acorn Trade Co., Ltd./Shanghai Acorn Network Development Technology Co., Ltd.

10.20	Form of Power of Attorney issued by Don Dongjie Yang and David Chenghong He in favor of designees of Acorn Information Technology (Shanghai) Co., Ltd.

10.21	Agreement among Don Dongjie Yang, David Chenghong He, Acorn Information Technology (Shanghai) Co., Ltd. and Acorn International Electronic Technology (Shanghai) Co., Ltd. dated March 20, 2006

10.22	Agreement among Don Dongjie Yang, David Chenghong He, Acorn Information Technology (Shanghai) Co., Ltd. and Shanghai HJX Digital Technology Co., Ltd. dated March 20, 2006

10.23	Agreement between China Express Mail Service Corporation and Shanghai Acorn Network Technology Development Co., Ltd. dated March 24, 2006

10.24	Joint Venture Contract between China DRTV, Inc. and Zhuhai Sunrana Cosmetics Products Co., Ltd. dated May 10, 2006

10.25	Voting Agreement among James Yujun Hu, The 2004 Trust for Robert W. Roche’s Descendants and Acorn Composite Corporation dated July 6, 2006

10.26	Voting Agreement between SB Asia Investment Fund II L.P. and James Yujun Hu dated March 30, 2007

10.27**	Strategic Cooperation Agreement dated January 24, 2007 between Unicom Huasheng Telecommunication Technology Co., Ltd. and Shanghai Acorn Advertising Broadcasting Co., Ltd. and the Supplementary Agreement dated March 12, 2007

10.28	Subscription Agreement dated April 17, 2007 by and among Acorn International, Inc., Alibaba.com Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc.

21.1	List of subsidiaries

23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd.

23.2 *	Consent of Conyers, Dill & Pearman (included in Exhibit 5.1)

23.3 *	Consent of O’Melveny & Myers LLP (included in Exhibit 8.1)

23.4 *	Consent of Haiwen & Partners (included in Exhibit 5.2)

23.5	Consent of American Appraisal

23.7	Consent of Euromonitor International (Asia) Pte Ltd.

23.8	Consent of Denny Lee to be named as director nominee

23.9	Consent of Shujun Li to be named as director nominee

Exhibit Number	Description

23.10	Consent of Ying Wu to be named as director nominee

23.11	Consent of Joe Zhixiong Zhou to be named as a director nominee

24.1	Powers of Attorney (included in signature pages in Part II of this Registration Statement)

99.1	Code of Business Conduct and Ethics of Acorn International, Inc.

*	To be filed by amendment
**	Confidential treatment has been requested with respect to certain portions of this exhibit. A complete copy of the agreement, including the redacted portions, has been filed separately with the Commission.

(1)	Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-142177), which was filed with the Securities and Exchange Commission with respect to American depositary shares representing ordinary shares.

(b)	Financial statement schedules

All schedules are omitted because they are not required, are not applicable or the information is included in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment no. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People’s Republic of China, on April 25, 2007.

ACORN INTERNATIONAL, INC.

By:	/s/ James Yujun Hu
Name:	James Yujun Hu
Title:	Chairman of the board, chief executive officer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 3 to the registration statement has been signed by the following persons in the capacities indicated on April 25, 2007.

Signature	Capacity

/s/ James Yujun Hu James Yujun Hu	Chairman of the board, chief executive officer (principal executive officer)

/s/ Don Dongjie Yang Don Dongjie Yang	Director, president

/s/ Guoying Du Guoying Du	Director, vice president

/s/ Robert W. Roche Robert W. Roche	Director

/s/ Andrew Y. Yan Andrew Y. Yan	Director

/s/ Gordon Xiaogang Wang Gordon Xiaogang Wang	Vice president, chief financial officer

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Acorn International, Inc., has signed this registration statement or amendment thereto in Newark, Delaware, on April 25, 2007.

PUGLISI & ASSOCIATES

By:	/s/ DONALD J. PUGLISI
Name:	Donald J. Puglisi
Title:	Managing Director

ACORN INTERNATIONAL, INC.

EXHIBITS INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement

3.1	Memorandum and Articles of Association of Acorn International, Inc.

3.2	Amended and Restated Memorandum and Articles of Association of Acorn International, Inc.

4.1 *	Specimen American Depositary Receipt

4.2 *	Specimen Certificate for Ordinary Shares

4.3 (1)	Form of Deposit Agreement among Acorn International, Inc., Citibank, N.A., and holders and beneficial owners of American Depositary Shares issued thereunder

5.1 *	Opinion of Conyers, Dill & Pearman, Cayman Islands special counsel to the registrant, regarding the validity of the ordinary shares being registered

5.2 *	Opinion of Haiwen & Partners, counsel as to Chinese law to the registrant

5.3 (1)	Opinion of Patterson, Belknap, Webb & Tyler LLP, counsel to the depositary, regarding the validity of the American Depositary Shares and American Depositary Receipts

8.1 *	Form of opinion of O’Melveny & Myers LLP regarding certain U.S. tax matters

8.2 *	Opinion of Conyers, Dill & Pearman regarding certain Cayman Islands tax matters

10.1	2006 Equity Incentive Plan

10.2	Forms of option grant agreements and form of SARs Award Agreement

10.3	Form of Indemnification Agreement with the directors of Acorn International, Inc.

10.4	Form of Employment Agreement of Acorn International, Inc. and Employment Agreement of James Yujun Hu

10.5	Investors’ Rights Agreement among Acorn International, Inc., SB Asia Investment Fund II L.P., and the several ordinary shareholders therein as of March 31, 2006

10.6	Asset Purchase Agreement between Acorn Information Technology (Shanghai) Co., Ltd. and Tianjin BABAKA Technology Development Co., Ltd. dated June 1, 2005

10.7	Equity Transfer Agreement between Shanghai Acorn HJX Digital Technology Co., Ltd. and Acorn Information Technology (Shanghai) Co., Ltd. dated June 30, 2005

10.8	Equity Transfer Agreement between Shanghai Acorn HJX Digital Technology Co., Ltd. and Acorn International Electronic Technology (Shanghai) Co., Ltd. dated June 30, 2005

10.9	Patent Application Right Transfer Agreement between Acorn Information Technology (Shanghai) Co., Ltd. and Tianjin BABAKA Technology Development Co., Ltd. dated August 1, 2005

10.10	Joint Venture Contract between Acorn Information Technology (Shanghai) Co., Ltd. and Shanghai Yimeng Digital Technology Co., Ltd. dated December 9, 2005

10.11	2005 Service Fee Pricing Agreement under the Exclusive Technical Service Agreement between Acorn Information Technology (Shanghai) Co., Ltd. and Shanghai Acorn Network Technology Development Co., Ltd. dated December 31, 2005

10.12	2005 Service Fee Pricing Agreement under the Exclusive Technical Service Agreement between Acorn Information Technology (Shanghai) Co., Ltd. and Beijing Acorn Trade Co., Ltd. dated December 31, 2005

10.13	2005 Service Fee Pricing Agreement under the Exclusive Technical Service Agreement between Acorn Information Technology (Shanghai) Co., Ltd. and Shanghai Acorn Advertising Broadcasting Co., Ltd. dated December 31, 2005

10.14	Joint Venture Contract between China DRTV, Inc. and Shanghai Jia Guan Hang Automobile Maintenance Products Co., Ltd. dated February 28, 2006

10.15	Loan Agreement by and among Acorn Information Technology (Shanghai) Co., Ltd., Don Dongjie Yang and David Chenghong He dated March 20, 2006

Exhibit Number	Description

10.16	Form of Operation and Management by and among Acorn Information Technology (Shanghai) Co., Ltd., Shanghai Acorn Advertising Broadcasting Co. Ltd./Beijing Acorn Trade Co., Ltd./Shanghai Acorn Network Development Technology Co., Ltd., Don Dongjie Yang and David Chenghong He

10.17	Form of Equity Pledge Agreement among Acorn Information Technology (Shanghai) Co., Ltd., Don Dongjie Yang and David Chenghong He

10.18	Form of Exclusive Technical Service Agreement between Shanghai Acorn Advertising Broadcasting Co., Ltd./Beijing Acorn Trade Co., Ltd./Shanghai Acorn Network Development Technology Co., Ltd. and Acorn Information Technology (Shanghai) Co., Ltd.

10.19	Form of Exclusive Purchase Agreement among Acorn Information Technology (Shanghai) Co., Ltd., Don Dongjie Yang, David Chenghong He and Shanghai Acorn Advertising Broadcasting Co., Ltd. /Beijing Acorn Trade Co., Ltd./Shanghai Acorn Network Development Technology Co., Ltd.

10.20	Form of Power of Attorney issued by Don Dongjie Yang and David Chenghong He in favor of designees of Acorn Information Technology (Shanghai) Co., Ltd.

10.21	Agreement among Don Dongjie Yang, David Chenghong He, Acorn Information Technology (Shanghai) Co., Ltd. and Acorn International Electronic Technology (Shanghai) Co., Ltd. dated March 20, 2006

10.22	Agreement among Don Dongjie Yang, David Chenghong He, Acorn Information Technology (Shanghai) Co., Ltd. and Shanghai HJX Digital Technology Co., Ltd. dated March 20, 2006

10.23	Agreement between China Express Mail Service Corporation and Shanghai Acorn Network Technology Development Co., Ltd. dated March 24, 2006

10.24	Joint Venture Contract between China DRTV, Inc. and Zhuhai Sunrana Cosmetics Products Co., Ltd. dated May 10, 2006

10.25	Voting Agreement among James Yujun Hu, The 2004 Trust for Robert W. Roche’s Descendants and Acorn Composite Corporation dated July 6, 2006

10.26	Voting Agreement between SB Asia Investment Fund II L.P. and James Yujun Hu dated March 30, 2007

10.27**	Strategic Cooperation Agreement dated January 24, 2007 between Unicom Huasheng Telecommunication Technology Co., Ltd. and Shanghai Acorn Advertising Broadcasting Co., Ltd. and the Supplementary Agreement dated March 12, 2007

10.28	Subscription Agreement dated April 17, 2007 by and among Acorn International, Inc., Alibaba.com Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc.

21.1	List of subsidiaries

23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd.

23.2 *	Consent of Conyers, Dill & Pearman (included in Exhibit 5.1)

23.3 *	Consent of O’Melveny & Myers LLP (included in Exhibit 8.1)

23.4 *	Consent of Haiwen & Partners (included in Exhibit 5.2)

23.5	Consent of American Appraisal

23.7	Consent of Euromonitor International (Asia) Pte Ltd.

23.8	Consent of Denny Lee to be named as director nominee

23.9	Consent of Shujun Li to be named as director nominee

23.10	Consent of Ying Wu to be named as director nominee

23.11	Consent of Joe Zhixiong Zhou to be named as director nominee

24.1	Powers of Attorney (included in signature pages in Part II of this Registration Statement)

99.1	Code of Business Conduct and Ethics of Acorn International, Inc.

*	To be filed by amendment
**	Confidential treatment has been requested with respect to certain portions of this exhibit. A complete copy of the agreement, including the redacted portions, has been filed separately with the Commission.

(1)	Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-142177), which was filed with the Securities and Exchange Commission with respect to American depositary shares representing ordinary shares.